Exhibit 21.1

SUBSIDIARY LIST

	Name of Subsidiary	Country or State of Incorporation or Reorganization
1.	Delpen Corporation	Delaware
2.	PQ Systems Incorporated	Pennsylvania
3.	Commercial Research Associates, Inc.	Pennsylvania
4.	Philadelphia Quartz Company	Pennsylvania
5.	PQ Export Company	Delaware
6.	PQ International, Inc.	Pennsylvania
7.	PQ Asia Inc.	Delaware
8.	PQ Hollow Spheres Limited	United Kingdom
9.	Zeolyst International	Kansas (50%)
10.	Potters Industries Inc.	New York
11.	PQ Holding, Inc.	Delaware
12.	PQ Austria GmbH	Austria
13.	Interminglass Sp. Z.o.o.	Poland
14.	Potters-Ballotini Co., Ltd.	Japan
15.	Potters (Thailand) Limited	Thailand (75%)
16.	PQ Chemicals Asia Limited	Thailand
17.	PQ Canada Company	Nova Scotia, Canada
18.	PQ Silicates Ltd.	Taiwan (50%)
19.	Aekyung-PQ Advanced Materials Co., Ltd.	South Korea (50%)
20.	PQ Europe ApS	Denmark
21.	NSL Potters Canada Company	Nova Scotia, Canada
22.	PQ Australia Pty. Limited	Australia
23.	Potters Ballotini Ltd.	United Kingdom
24.	Potters Industries Pty. Ltd.	Australia
25.	Potters Ballotini S.A.S	France
26.	Ballotini Panamericana S.A.	Mexico
27.	Potters Industrial Limitada	Brazil
28.	PQ Nederlands B.V., d/b/a PQ Europe	Netherlands
29.	PQ Chemicals (Thailand) Limited	Thailand
30.	PQ Holdings Mexicana, S.A. de C.V.	Mexico
31.	Potters Canada Partnership d/b/a Potters Canada	Ontario, Canada
32.	National Silicates Partnership	Ontario, Canada
33.	Silicatos y Derivados, S.A. de C.V. (SIDESA)	Mexico
34.	PQ China (Hong Kong) Limited	Hong Kong
35.	PQ (Tianjin) Silicates Technology Co., Ltd	China
36.	PQ Potters Europe, GmbH	Germany
37.	PQ France S.A.S	France
38.	PQ Sweden A.B.	Sweden
39.	PQ Zeolites B.V.	Netherlands
40.	PQ Norge Silicates AS	Norway
41.	PQ Silicates II B.V.	Netherlands
42.	PQ International, B.V.	Netherlands
43.	ENAP Management B.V.	Netherlands
44.	PQ Italy S.r.l.	Italy
45.	Zeolyst C.V.	Netherlands (50%)
46.	PQ Finland Oy	Finland
47.	Northern Cullet Ltd.	United Kingdom (92%)
48.	PQ Silica VerWaltungs—GmbH i.1.	Germany
49.	PQ Silica GmbH and Co., OHG i.1.	Germany